Cronin & Company
                          Certified Public Accountants
                             1574 Eagle Nest Circle
                          Winter Springs, Florida 32708

The Board of Directors
Magicinc.com
530 North Federal Highway
Fort Lauderdale, Florida 33301

We consent to the incorporation by reference in this Registration Statement of Magicinc.com, on Form S-8, of our report dated December 3, 1999, appearing in Form 10-SB of Magicinc.com for the periods ended October 31, 1999 and December 31, 1998.

/s/ Cronin & Company

Cronin & Company
November 21, 2000

                                       16